HOME BANCSHARES, INC.
(an Arkansas corporation)
2,500,000 Shares of Common Stock
(Par Value $0.01 Per Share)
UNDERWRITING AGREEMENT
June __, 2006

i

HOME BANCSHARES, INC.
2,500,000 Shares of Common Stock
(Par Value $0.01 Per Share)
UNDERWRITING AGREEMENT
June __, 2006
STEPHENS INC.
PIPER JAFFRAY & CO.
SANDLER O’NEILL & PARTNERS, L.P
  as Representatives of the several Underwriters
c/o Stephens Inc.
111 Center Street
Little Rock, Arkansas 72201
Ladies and Gentlemen:
     Home BancShares, Inc., an Arkansas corporation (the “Company”), confirms its agreement with Stephens Inc. (“Stephens”) and each of the other Underwriters named in Schedule A hereto (collectively, the “Underwriters,” which term shall also include any underwriter substituted as hereinafter provided in Section 10 hereof), for whom Stephens, Piper Jaffray & Co. and Sandler O’Neill & Partners, L.P. are acting as representatives (in such capacity, the “Representatives”), with respect to (i) the proposed sale by the Company and the purchase by the Underwriters, acting severally and not jointly, of an aggregate of 2,500,000 shares of Common Stock, par value $0.01 per share, of the Company (the “Common Stock”) as set forth in Schedule A hereto and (ii) the grant by the Company to the Underwriters, acting severally and not jointly, of the option described in Section 2(b) hereof to purchase all or any part of 375,000 additional shares of Common Stock to cover over-allotments, if any. The aforesaid 2,500,000 shares of Common Stock (the “Firm Shares”) to be purchased by the Underwriters and all or any part of the 375,000 shares of Common Stock subject to the option described in Section 2(b) hereof (the “Option Shares”) are hereinafter called, collectively, the “Shares.”
     The Company understands that the Underwriters propose to make an initial public offering of the Shares as soon as the Representatives deem advisable after this Agreement has been executed and delivered. The Company hereby confirms its agreement with the Underwriters as follows:
     Section 1. Representations and Warranties.
          (a) Representations and Warranties by the Company. The Company represents and warrants to the Underwriter as of the date hereof, as of the Closing Time referred to in Section 2(c) hereof, and as of each Date of Delivery (if any) referred to in Section 2(b) hereof, and agrees with each Underwriter, as follows:

          (i) Registration Statement. The Company has filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-1 (No. 333-132427) including the related preliminary prospectus or prospectuses covering the registration of the Shares under the Securities Act of 1933, as amended (the “Securities Act”). Promptly after execution and delivery of this Agreement, the Company will prepare and file a prospectus in accordance with the provisions of Rule 430A (“Rule 430A”) of the rules and regulations of the Commission under the Securities Act (the “Securities Act Regulations”) and paragraph (b) of Rule 424 (“Rule 424(b)”) of the Securities Act Regulations. The information included in such prospectus that was omitted from such registration statement at the time it became effective but that is deemed to be part of such registration statement at the time it became effective pursuant to paragraph (b) of Rule 430A is referred to as “Rule 430A Information.” Each prospectus used before such registration statement became effective, and any prospectus that omitted the Rule 430A Information that was used after such effectiveness and prior to the execution and delivery of this Agreement, is herein called a “preliminary prospectus.” Such registration statement, including the amendments, the exhibits, and the schedules thereto, if any, and any documents incorporated by reference therein pursuant to Item 12 of Form S-1 under the Securities Act at the time it became effective and including the Rule 430A Information, is herein called the “Registration Statement.” Any registration statement filed pursuant to Rule 462(b) of the Securities Act Regulations is herein referred to as the “Rule 462(b) Registration Statement,” and after such filing the term “Registration Statement” shall include the Rule 462(b) Registration Statement. The final prospectus, including any documents incorporated by reference therein, in the form first furnished to the Underwriter for use in connection with the offering of the Shares is herein called the “Prospectus.” For purposes of this Agreement, all references to the Registration Statement, any preliminary prospectus, the Prospectus or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system (“EDGAR”).
     All references in this Agreement to financial statements and schedules and other information which is “contained,” “included,” “described,” “referred to” or “stated” in the Registration Statement, any preliminary prospectus or the Prospectus (or other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information which is incorporated by reference in the Registration Statement, any preliminary prospectus or the Prospectus, as the case may be.
          (ii) Compliance with Registration Requirements. At the time of filing the Registration Statement, any Rule 462(b) Registration Statement and any post-effective amendments thereto, at the earliest time thereafter that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) of the Securities Act Regulations) of the Shares and at the date hereof, the Company was not an “ineligible issuer” as defined in Rule 405 of the Securities Act Regulations (“Rule 405”). Each of the Registration Statement and any Rule 462(b) Registration Statement has become effective under the Securities Act and no stop order preventing or suspending the use of any preliminary prospectus or Permitted Free Writing Prospectus (as defined below) or the effectiveness of the Registration Statement and any post-effective amendment thereto or any Rule 462(b) Registration Statement and any post-effective amendment thereto has been issued under the Securities Act and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Company, are contemplated by the Commission, and any request on the part of the Commission for additional information has been complied with.

     At the respective times the Registration Statement, any Rule 462(b) Registration Statement and any post-effective amendments thereto became effective, at the Closing Time, each Date of Delivery, if any, and at all times during which a prospectus is required to be delivered under the Securities Act or the Securities Act Regulations (whether physically or through compliance with Rule 172 of the Securities Act Regulations or any similar rule) in connection with the sale of the Shares, the Registration Statement, the Rule 462(b) Registration Statement and any amendments and supplements thereto complied and will comply in all material respects with the requirements of the Securities Act and the Securities Act Regulations and did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. The Prospectus and any amendments or supplements thereto, as of its date, the date it was filed with the Commission, the Closing Time, each Date of Delivery, if any, and at all times during which a prospectus is required to be delivered under the Securities Act or the Securities Act Regulations (whether physically or through compliance with Rule 172 of the Securities Act Regulations or any similar rule) in connection with the sale of the Shares, complied and will comply in all material respects with the requirements of the Securities Act and the Securities Act Regulations. At no time during the period that begins on the earlier of the date of the Prospectus and the date the Prospectus is filed with the Commission and ends at the later of the Closing Time, the latest Date of Delivery, if any, and the end of the period during which a prospectus is required to be delivered under the Securities Act or the Securities Act Regulations (whether physically or through compliance with Rule 172 of the Securities Act Regulations or any similar rule) in connection with the sale of the Shares did or will the Prospectus, as then amended or supplemented, include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.
     Each preliminary prospectus complied, at the time it was filed with the Commission and as of the Applicable Time (as defined below), in all material respects with the Securities Act and the Securities Act Regulations; at no time during the period that begins on the earlier of the date of such preliminary prospectus and the date such preliminary prospectus was filed with the Commission and ends at the Closing Time, did or will any preliminary prospectus, as then amended or supplemented, include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, and at no time during such period did or will any preliminary prospectus, as then amended or supplemented, together with any combination of one or more of the then issued Permitted Free Writing Prospectuses, include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.
     Each preliminary prospectus and the Prospectus delivered to the Underwriters for use in connection with this offering was identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.
     At no time during the period that begins on the date of such Permitted Free Writing Prospectus and ends at the Closing Time did or will any Permitted Free Writing Prospectus include an untrue statement of material fact or, when taken together with the Disclosure Package (as defined below), omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. At no time during the period that begins on the date of such Permitted Free Writing Prospectus and ends at the Closing Time did or will any Permitted Free Writing Prospectus include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement, any preliminary prospectus, or the Prospectus.
     The representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement, any preliminary prospectus, the Prospectus or any Permitted Free Writing Prospectus made in reliance upon and in conformity with information furnished to the Company in writing by the Representatives expressly for use in the Registration Statement, such preliminary prospectus, the Prospectus or such Permitted Free Writing Prospectus, provided however, that such information shall be limited to the information described in the final proviso contained in Section 6(a).
     As used in this subsection and elsewhere in this Agreement:
     “Applicable Time” means ___:00 pm (Central time) on the date of this Agreement or such other time as agreed by the Company and Stephens.
     “Disclosure Package” means any preliminary prospectus together with any combination of one or more of the Permitted Free Writing Prospectuses.
     “Permitted Free Writing Prospectus” means any of the documents specified on Schedule B to this Agreement which qualify as an “issuer free writing prospectus,” as defined in Rule 433 of the Securities Act Regulations (“Rule 433”), relating to the Shares that (i) is required to be filed with the Commission by the Company or (ii) is exempt from filing pursuant to Rule 433(d)(5)(i) because it contains a description of the Shares or of the offering that does not reflect the final terms, in each case in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g).
          (iii) Registration under the Exchange Act. The Company has prepared and filed, in accordance with Section 12 of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (collectively, the “Exchange Act”), a registration statement (as amended, the “Exchange Act Registration Statement”) on Form 10 (File No. 000-51904) under the Exchange Act to register, under Section 12(g) of the Exchange Act, the class of securities consisting of the Common Stock.
          (iv) Independent Registered Public Accounting Firm. BKD, LLP, whose report on the financial statements of the Company and Mountain View Bancshares, Inc. (“Mountain View Bancshares”) as of and for the fiscal years ended December 31, 2005 and 2004, respectively, is included in the Registration Statement, each preliminary prospectus and the Prospectus, are independent registered public accountants as required by the Securities Act and by the rules of the Public Company Accounting Oversight Board (“PCAOB”).
     Ernst & Young, LLP, whose reports on the financial statements of the Company and TC Bancorp, Inc. (“TC Bancorp”) as of and for the fiscal years ended December 31, 2004 and 2003 are included in the Registration Statement, each preliminary prospectus and the Prospectus, are independent registered public accountants as required by the Securities Act and by the rules of the PCAOB.
     Hacker, Johnson & Smith PA, whose reports on the financial statements of Marine Bancorp, Inc. (“Marine Bancorp”) as of and for the fiscal year ended December 31, 2004 is included in the Registration Statement, each preliminary prospectus and the Prospectus, are independent registered public accountants as required by the Securities Act and by the rules of the PCAOB.
     The independent registered public accountants that certified the financial statements of each of the Company, Mountain View Bancshares, TC Bancorp and Marine Bancorp are not in violation of the auditor independence requirements of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”) and the related rules and regulations of the Commission.
          (v) Financial Statements. The financial statements included in the Registration Statement, any preliminary prospectus, the Prospectus or any Permitted Free Writing Prospectus, together with the related notes and schedules, present fairly in all material respects the consolidated financial position of the Company, Mountain View Bancshares, TC Bancorp and Marine Bancorp, as the case may be, as of the dates indicated and the results of operations and cash flows of the Company, Mountain View Bancshares, TC Bancorp and Marine Bancorp for the periods specified have been prepared in compliance with the requirements of the Securities Act and in conformity with U.S. generally accepted accounting principles (“GAAP”) applied on a consistent basis during the periods involved; all pro forma financial statements or data included in the Registration Statement, any preliminary prospectus, the Prospectus or any Permitted Free Writing Prospectus comply as to form in all material respects with the applicable requirements of Regulation S-X of the Securities Act, including, without limitation, Article 11 thereof, and the assumptions used in the preparation of such pro forma financial statements and data are reasonable, the pro forma adjustments used therein are appropriate to give effect to the transactions or circumstances described therein and the pro forma adjustments have been properly applied to the historical amounts in the compilation of those statements and data; the other financial and statistical data contained in the Registration Statement, any preliminary prospectus, the Prospectus or any Permitted Free Writing Prospectus are accurately presented and prepared on a basis consistent with the financial statements and books and records of the Company, Mountain View Bancshares, TC Bancorp and Marine Bancorp, as the case may be; there are no financial statements (historical or pro forma) that are required to be included in the Registration Statement, any preliminary prospectus or the Prospectus that are not included as required; the Company does not have any material liabilities or obligations, direct or contingent (including any off-balance sheet obligations), not described in the Registration Statement (excluding the exhibits thereto), any preliminary prospectus and the Prospectus; and all disclosures contained in the Registration Statement, any preliminary prospectus, the Prospectus or any Permitted Free Writing Prospectus regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply with Regulation G of the Exchange Act and Item 10 of Regulation S-K under the Exchange Act, to the extent applicable.
          (vi) No Material Transactions. Subsequent to the dates as of which information is given in the Registration Statement, the preliminary prospectuses, the Prospectus and the Permitted Free Writing Prospectuses, if any, in each case excluding any amendments or supplements to the foregoing made after the execution of this Agreement, (A) there has been no material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its Subsidiaries (as defined herein) considered as one enterprise, whether or not arising in the ordinary course of business (any such change, a “Material Adverse Effect”), (B) there have been no transactions entered into by the Company or any of its Subsidiaries, other than those in the ordinary course of business, which are material with respect to the Company and its Subsidiaries considered as one enterprise, and (C) there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock, except that, in keeping with prior practice, the Company intends to declare a standard quarterly dividend on or about June 26, 2006 to its shareholders of record as of the close of business on June 6, 2006.
          (vii) Good Standing of the Company. The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Arkansas and has the corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement, the preliminary prospectuses, the Prospectus and the Permitted Free Writing Prospectuses, if any; and the Company is duly qualified as a foreign corporation to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure or failures so to qualify or to be in good standing would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect; the Company is duly registered as a bank holding company under the Bank Holding Company Act of 1956, as amended (the “BHCA”) and has made a valid election with the Board of Governors of the Federal Reserve System (the “Federal Reserve Board”) to become a Financial Holding Company pursuant to Section 4(k) and (l) of the BHCA (12 U.S.C. §§ 1843(k) and (l)) and Section 225 of the Federal Reserve Board’s Regulation Y (12 C.F.R. § 225.82), which election remains in full force and effect.
          (viii) Good Standing of Subsidiaries. The only subsidiaries of the Company are the subsidiaries listed on Schedule D hereto (each a “Subsidiary” and, collectively, the “Subsidiaries”). Each of Bank of Mountain View, Community Bank, First State Bank and Twin City Bank has been duly chartered and is validly existing as an Arkansas state bank and is in good standing under the laws of the State of Arkansas. Marine Bank has been duly chartered and is validly existing as a Florida state bank and is in good standing under the laws of the State of Florida. For purposes of this Agreement, Bank of Mountain View, Community Bank, First State Bank, Marine Bank and Twin City Bank are referred to as the “Banks.” Each of the Subsidiaries other than the Banks has been duly incorporated or formed and is validly existing as a corporation, limited partnership or trust in good standing under the laws of the jurisdiction of its incorporation or formation.
     Each Subsidiary has the corporate or banking power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement, the preliminary prospectuses, the Prospectus and the Permitted Free Writing Prospectuses, if any, and is duly qualified as a foreign corporation or limited partnership to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure or failures so to qualify or to be in good standing would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect; all of the issued and outstanding capital stock of each Subsidiary has been duly authorized and validly issued, is fully paid and non-assessable and, except with respect to the preferred stock of Home BancShares Statutory Trust I, Home BancShares Statutory Trust II, Marine Statutory Trust I and Community Financial Group Statutory Trust (which represent preferred beneficial interests in the assets of the respective trusts and are subject to mandatory redemption upon payment of the junior subordinated debentures held by the trust) and the common stock of TC Bancorp (which is pledged to secure a line of credit with First Tennessee Bank National Association), is owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity; none of the outstanding shares of capital stock of any Subsidiary was issued in violation of preemptive or similar rights of any securityholder of such Subsidiary. Except as described in the Registration Statement (excluding the exhibits thereto), the preliminary prospectuses and the Prospectus, or as required in connection with the exercise of its rights as a creditor, or pursuant to a bona fide collateral pledge arrangement, neither the Company nor any Subsidiary owns any shares of stock or any other equity securities of any corporation or has any equity interest in any firm, partnership, trust, association, joint venture or other business entity. The activities of the Banks are permitted under the laws and regulations of the United States.
          (ix) Investment in White River Bancshares Company. White River Bancshares Company (“White River Bancshares”) is a duly registered bank holding company under the BHCA. Signature Bank, the wholly owned subsidiary of White River Bancshares, has been duly chartered and is validly existing as an Arkansas state bank and is in good standing under the laws of the State of Arkansas. As of the date of this Agreement, the Company owns 114,910 shares of the common stock, par value $0.01 per share, of White River Bancshares. The articles of incorporation of White River Bancshares authorize its board of directors to issue up to 1,000,000 shares of common stock, of which 572,749 shares are issued and outstanding. No other class of stock is authorized for issuance under the articles. The Company’s rights as a shareholder of White River Bancshares are as set forth solely in the Articles of Incorporation and Bylaws of White River Bancshares and the Arkansas Business Corporation Act, and such rights are neither limited nor expanded by any other document, including, without limitation, any shareholders’ agreement. The Company is not subject to any obligation to sell or redeem its shares of common stock of White River Bancshares, nor is it subject to any obligation, whether contingent or otherwise, to purchase additional shares of capital stock of White River Bancshares. To the Company’s knowledge, there exists no fact or circumstance that is likely to result in a material decrease in the value of the Company’s investment in White River Bancshares, or that is likely to result in an obligation on the part of the Company, in its capacity as source of financial strength or otherwise, to contribute funds to White River Bancshares.
          (x) Capitalization. As of the date of this Agreement, the Company has an authorized and outstanding capitalization as set forth in the sections of the Registration Statement, the preliminary prospectuses and the Prospectus entitled “Capitalization” and “Description of Capital Stock” (and any similar sections or information, if any, contained in any Permitted Free Writing Prospectus), and, as of the Closing Time and any Date of Delivery, as the case may be, the Company shall have an authorized and outstanding capitalization as set forth in the sections of the Registration Statement and the Prospectus entitled “Capitalization” and “Description of Capital Stock” (and any similar sections or information, if any, contained in any Permitted Free Writing Prospectus) (subject, in each case, to the issuance of shares of Common Stock, Class A preferred stock or Class B preferred stock upon exercise of stock options and warrants disclosed as outstanding in the Registration Statement (excluding the exhibits thereto), each preliminary prospectus and the Prospectus and the grant of options under existing stock option and stock purchase plans described in the Registration Statement (excluding the exhibits thereto), each preliminary prospectus and the Prospectus); all of the issued and outstanding shares of capital stock, including the Common Stock, of the Company have been duly authorized and validly issued and are fully paid and non-assessable, have been issued in compliance, in all material respects, with all applicable securities laws and were not issued in violation of any preemptive right, resale right, right of first refusal or similar right; prior to the date hereof, the Company has duly effected and completed a 3-for-1 stock split (effected as a stock dividend) of the Common Stock in the manner described in the Registration Statement (excluding the exhibits thereto), each preliminary prospectus and the Prospectus; the Shares are duly listed, and admitted and authorized for trading, subject to official notice of issuance and evidence of satisfactory distribution, on the Nasdaq National Market (the “NASDAQ”); the capital stock of the Company, including the Shares, conforms in all material respects to each description thereof contained in the Registration Statement, each preliminary prospectus, the Prospectus or any Permitted Free Writing Prospectus; the certificates for the Shares are in due and proper form; and the Shares have been duly and validly authorized and, when issued and delivered against payment therefor as provided herein, will be duly and validly issued, fully paid and non-assessable and free of statutory and contractual preemptive rights, rights of first refusal and similar rights.
          (xi) Authorization of Agreement. This Agreement has been duly authorized, executed and delivered by the Company and, when duly executed by the Underwriters, will constitute the valid and binding agreement of the Company enforceable against the Company in accordance with its terms.
          (xii) Absence of Defaults and Conflicts. Neither the Company nor any of the Subsidiaries is in violation of its respective charter, articles of incorporation or bylaws (or equivalent corporate governance documents or instruments) or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Company or any of the Subsidiaries is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company or any Subsidiary is subject (collectively, the “Agreements and Instruments”) except for such defaults or violations that would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect; and the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated herein and compliance by the Company with its obligations hereunder have been duly authorized by all necessary corporate action and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or a default or Repayment Event (as defined below) under, give rise to any right of termination under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any Subsidiary pursuant to, any of the Agreements and Instruments (except for such conflicts, breaches or defaults or Repayment Events or liens, charges or encumbrances that would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect), nor will such action result in any violation of the provisions of the charter or bylaws of the Company or any Subsidiary or any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Company or any Subsidiary or any of their assets, properties or operations. As used herein, a “Repayment Event” means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any Subsidiary.
          (xiii) Absence of Labor Dispute. No labor dispute with the employees of the Company or any Subsidiary exists or, to the knowledge of the Company, is imminent, and the Company is not aware of any existing or imminent labor disturbance by the employees of any of its or any Subsidiary’s principal suppliers, manufacturers, customers or contractors, which, in either case, may reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect.
          (xiv) Absence of Proceedings. There are no actions, suits, claims, investigations or proceedings pending or threatened or, to the Company’s knowledge, contemplated to which the Company or any of its respective directors or officers, in their capacities as such, is or would be a party or of which any of its properties is or would be subject at law or in equity, before or by any federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency, or before or by any self-regulatory organization or other non-governmental regulatory authority (including, without limitation, the rules and regulations of the NASDAQ), except any such action, suit, claim, investigation or proceeding which, if resolved adversely to the Company, would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect or prevent consummation of the transactions contemplated hereby.
          (xv) Accuracy of Exhibits. There are no contracts or documents which are required to be described in the Registration Statement, the preliminary prospectuses, the Prospectus or to be filed as exhibits thereto which have not been so described and filed as required.
          (xvi) Possession of Intellectual Property. The Company and the Subsidiaries own or possess, or can acquire on reasonable terms, adequate patents, patent rights, licenses, inventions, copyrights, know how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, trade names or other intellectual property (collectively, “Intellectual Property”) necessary to carry on the business now operated by them, and neither the Company nor any of the Subsidiaries has received any notice or is otherwise aware of any infringement of or conflict with asserted rights of others with respect to any Intellectual Property or of any facts or circumstances which would render any Intellectual Property invalid or inadequate to protect the interest of the Company or any of the Subsidiaries therein, and which infringement or conflict (if the subject of any unfavorable decision, ruling or finding) or invalidity or inadequacy, individually or in the aggregate, would reasonably be expected to result in a Material Adverse Effect.
          (xvii) Absence of Further Requirements. No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency is necessary or required for the performance by the Company of its obligations hereunder in connection with the offering, issuance or sale of the Shares hereunder or the consummation of the transactions contemplated by this Agreement, except such as have been already obtained or as may be required under the Securities Act or the securities laws of any state or territory.

          (xviii) Possession of Licenses and Permits. The Company and the Subsidiaries possess such certificates, authorities, permits, licenses, approvals, consents and other authorizations (collectively, “Governmental Licenses”) issued by the appropriate federal, state, territorial, local or foreign regulatory agencies or bodies necessary to conduct the business now operated by them, except for such Governmental Licenses the absence of which, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect; the Company and the Subsidiaries are in compliance with the terms and conditions of all such Governmental Licenses, except where the failure or failures so to comply would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; all of the Governmental Licenses are valid and in full force and effect, except where the invalidity of such Governmental Licenses or the failure or failures of such Governmental Licenses to be in full force and effect would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and neither the Company nor any of the Subsidiaries has received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses which, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would reasonably be expected to result in a Material Adverse Effect.
          (xix) Title to Property. Each of the Company and the Subsidiaries have good and marketable title to all real property owned by the Company or the Subsidiaries and good title to all other properties owned by them, in each case, free and clear of all mortgages, pledges, liens, security interests, claims, restrictions or encumbrances of any kind except such as (a) described in the Registration Statement (excluding the exhibits thereto), each preliminary prospectus and the Prospectus or (b) do not, individually or in the aggregate, materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company or any of the Subsidiaries; and all of the leases and subleases material to the business of the Company and the Subsidiaries, considered as one enterprise, and under which the Company or any of the Subsidiaries holds properties described in the Registration Statement, any preliminary prospectus, the Prospectus or any Permitted Free Writing Prospectus, are in full force and effect, and neither the Company nor any Subsidiary has any notice of any material claim of any sort that has been asserted by anyone adverse to the rights of the Company or any of the Subsidiaries under any of the leases or subleases mentioned above, or affecting or questioning the rights of the Company or any of the Subsidiaries to the continued possession of the leased or subleased premises under any such lease or sublease.
          (xx) Compliance with Cuba Act. The Company and the Subsidiaries have complied with, and are and will be in compliance with, the provisions of that certain Florida Act relating to disclosure of doing business with Cuba, codified as Section 517.075 of the Florida statutes, and the rules and regulations thereunder (collectively, the “Cuba Act”), or is exempt therefrom.
          (xxi) Investment Company Act. The Company is not, and any time during which a prospectus is required by the Securities Act to be delivered (whether physically or through compliance with Rule 172 under the Securities Act or any similar rule) in connection with any sale of Shares will not be, and, after giving effect to the offering and sale of the Shares, will not be an “investment company” or an entity “controlled” by an “investment company,” as such terms are defined in the Investment Company Act of 1940, as amended (the “1940 Act”).

          (xxii) Compliance with Sarbanes-Oxley Act. The Company has actively taken all necessary actions to ensure that, upon and at all times after the effectiveness of the Registration Statement, the Company and the Subsidiaries and any of the officers and directors of the Company and the Subsidiaries, in their capacities as such, will be in compliance with the provisions of the Sarbanes-Oxley Act, the related rules and regulations promulgated thereunder by the Commission and the rules of the NASDAQ upon the effectiveness of such provisions, rules and regulations with respect to the Company, the Subsidiaries or any of the officers and directors of the Company and the Subsidiaries. The Company is actively taking steps to ensure that it will be in compliance with other applicable provisions of the Sarbanes-Oxley Act and the related rules and regulations promulgated thereunder by the Commission and the NASDAQ not currently in effect upon and at all times after the effectiveness of such provisions.
          (xxiii) Environmental Laws. Except as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect, (A) neither the Company nor any of the Subsidiaries is in violation of any federal, state, territorial, local or foreign statute, law, rule, regulation, ordinance, code, policy or rule of common law or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products (collectively, “Hazardous Materials”) or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, “Environmental Laws”), (B) the Company and the Subsidiaries have all permits, authorizations and approvals required under any applicable Environmental Laws and are each in compliance with their requirements, (C) there are no pending or threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigation or proceedings relating to any Environmental Law against the Company or any of the Subsidiaries and (D) there are no events or circumstances that could reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or governmental body or agency, against or affecting the Company or any of the Subsidiaries relating to Hazardous Materials or any Environmental Laws.
          (xxiv) Taxes. The Company and each of the Subsidiaries has (a) timely filed all foreign, United States federal, state and local tax returns, information returns, and similar reports that are required to be filed (taking into account valid extensions), and all tax returns are true, correct and complete in all material respects, (b) paid in full all taxes required to be paid by it and any other assessment, fine or penalty levied against it, except for any such assessment, fine or penalty that is currently being contested in good faith or as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, and (c) established on the most recent balance sheet reserves that are adequate for the payment of all taxes not yet due and payable.
          (xxv) Compliance with Laws. The Company and each Subsidiary is in compliance in all material respects, in the conduct of its business, with all applicable federal, state, territorial, local and foreign statutes, laws, regulations, ordinances, permits, licenses, franchises, certificates of authority, rules, judgments, orders or decrees applicable thereto or to the employees conducting such businesses, including the BHCA, the Federal Deposit Insurance Corporation Act, the Federal Deposit Corporation Improvements Act, the Arkansas Banking Code of 1997, as amended, the Florida Financial Institutions Codes, the Equal Credit Opportunity Act, the Fair Housing Act, the Community Reinvestment Act, the Home Mortgage Disclosure Act, the Bank Secrecy Act of 1970, the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA PATRIOT ACT) Act of 2001, the laws and rules administered by the Office of Foreign Assets Control, all other applicable money laundering laws, all other applicable fair lending and fair housing laws or other laws relating to discrimination (including, without limitation, anti-redlining, equal credit opportunity and fair credit reporting), truth-in-lending, real estate settlement procedures, adjustable rate mortgages disclosures or consumer credit (including, without limitation, the federal Consumer Credit Protection Act, the federal Truth-in Lending Act and Regulation Z thereunder, the federal Real Estate Settlement Procedures Act of 1974 and Regulation X thereunder, and the federal Equal Credit Opportunity Act and Regulation B thereunder) or with respect to the Flood Disaster Protection Act and the Bank Secrecy Act, and, as of the date hereof, each of the Banks has a Community Reinvestment Act rating of “satisfactory” or better. Without limiting the generality of the foregoing, each of the Banks offering residential mortgage loans has been approved by (a) the Federal Housing Administration (“FHA”) as a mortgagee and servicer for FHA loans, (b) Veterans Affairs (“VA”) as a lender and servicer for VA loans, (c) the Federal National Mortgage Association (“FNMA”) as a seller of mortgage loans and participation interests and as a servicer of mortgage loans, (d) the Federal Home Loan Mortgage Corporation (“FHLMC”) as a seller/servicer of mortgage loans to FHLMC and (e) the Government National Mortgage Association (“GNMA”) as an authorized issuer and servicer of GNMA-guaranteed mortgage-backed securities, and as a servicer of private insured loans and conventional loans.
          (xxvi) Bank Regulations. Each of the Banks continues to hold a valid charter to do business as an Arkansas state bank or Florida state bank, as the case may be; each of the Banks is well capitalized according to the capital standards set forth by the Federal Deposit Insurance Corporation (the “FDIC”) or the Federal Reserve Board, as the case may be, and the activities of each of the Subsidiaries are permissible for subsidiaries of a bank holding company.
          (xxvii) Regulatory Enforcement Matters. Each of the Banks has complied, in all material respects, with all applicable rules and regulations of the Arkansas State Bank Department or Florida Office of Financial Regulation, as the case may be, the FDIC and the Federal Reserve Board. Neither the Company nor any Subsidiary is subject or is party to, or has received any notice or advice that any of them may become subject or party to, any investigation with respect to any cease-and-desist order, agreement, consent agreement, memorandum of understanding or other regulatory enforcement action, proceeding or order with or by, or is a party to any commitment letter or similar undertaking to, or is subject to any directive by, or has been a recipient of any supervisory letter from, or has adopted any board resolutions at the request of, any Regulatory Agency (as defined below) that currently restricts in any material respect the conduct of their business or that in any material manner relates to their capital adequacy, their credit policies, their management or their business (each, a “Regulatory Agreement”), nor has the Company or any Subsidiary been advised by any Regulatory Agency that it is considering issuing or requesting any such Regulatory Agreement or that they may be subject to an investigation, audit or other examination which is likely to lead to the imposition of any civil, monetary or other penalties, and there is no unresolved violation, criticism or exception by any Regulatory Agency with respect to any report or statement relating to any examinations of the

Company or of any Subsidiary which, in the reasonable judgment of the Company, is expected to result in a Material Adverse Effect. As used herein, the term “Regulatory Agency” means any federal or state agency charged with the supervision or regulation of depositary institutions or holding companies of depository institutions, or engaged in the insurance of depositary institution deposits, or any court, administrative agency or commission or other governmental agency, authority or instrumentality having supervisory or regulatory authority with respect to the Company or any Subsidiary.
          (xxviii) Regulatory Reports. The Company and each of the Banks have duly filed with the Arkansas State Bank Department, the Florida Office of Financial Regulation, the Federal Reserve Board, and the FDIC, as the case may be, in correct form the reports required to be filed under applicable laws and regulations and such reports were in all material respects complete and accurate and in compliance with the requirements of applicable laws and regulations, provided that information as of a later date shall be deemed to modify information as of an earlier date; and the Company has previously delivered or made available to each Underwriter which has requested the same in writing directly to the Company accurate and complete copies of all such reports. Neither the Company nor any of the Banks is subject to, or expects to be subject to, any formal or informal enforcement or supervisory action by the Arkansas State Bank Department or the Florida Office of Financial Regulation, as the case may be, the Federal Reserve Board or the FDIC. In connection with any examinations of the Company or the Banks by the Arkansas State Bank Department, the Florida Office of Financial Regulation, the Federal Reserve Board, or the FDIC completed within the last five years or currently in process, neither the Company nor any of the Banks was required to correct or change any action, procedure or proceeding which has not been substantially corrected or changed as required.
          (xxix) Deposit Insurance. The deposit accounts of each of the Banks are insured by the FDIC to the legal maximum, each Bank has paid all premiums and assessments required by the FDIC and the regulations thereunder and no proceeding for the termination or revocation of such insurance is pending or threatened. Each of the Banks are members in good standing of the Federal Home Loan Banks of Dallas and Atlanta, as the case may be.
          (xxx) Money Laundering. The Company and its Subsidiaries do not conduct business in any jurisdiction that is the target of economic sanctions administered by OFAC or any jurisdiction designated by the Financial Crimes Enforcement Network (“FinCEN”) as a jurisdiction of primary money laundering concern or any jurisdiction designated as a non-cooperative country or territory in the fight against money laundering by the Financial Actions Task Force.
          (xxxi) Registration and Related Rights. Except as described in the Registration Statement (excluding the exhibits thereto), each preliminary prospectus and the Prospectus, (i) no person has the right, contractual or otherwise, to cause the Company to issue or sell to it any shares of Common Stock or shares of any other capital stock or other equity interests of the Company, (ii) no person has any preemptive rights, resale rights, rights of first refusal or other rights to purchase any shares of Common Stock or shares of any other capital stock of or other equity interests in the Company and (iii) no person has the right to act as an underwriter or as a financial advisor to the Company in connection with the offer and sale of the Shares; except as described in the Registration Statement (excluding the exhibits thereto), each preliminary prospectus and the Prospectus, no person has the right, contractual or otherwise, to cause the Company to register under the Securities Act any shares of Common Stock or shares of any other capital stock of or other equity interests in the Company, or to include any such shares or interests in the Registration Statement or the offering contemplated thereby.
          (xxxii) Warrants, Options and Other Rights. Except as disclosed in the Registration Statement (excluding the exhibits thereto), each preliminary prospectus and the Prospectus, there are no outstanding options, warrants or other rights calling for the issuance of, and no commitments, plans or arrangements to issue, any shares of capital stock of the Company or any Subsidiary or any security convertible into or exchangeable for capital stock of the Company or any Subsidiary.
          (xxxiii) Insurance. The Company and the Subsidiaries maintain insurance of the types and in the amounts that are, to the knowledge of the Company, consistent with insurance coverage maintained by similar companies and businesses, all of which insurance is in full force and effect; the Company and the Subsidiaries are insured by insurers of recognized financial responsibility; all policies of insurance and fidelity or surety bonds insuring the Company or any Subsidiary or the Company’s or the Subsidiary’s respective businesses, assets, employees, officers and directors are in full force and effect; the Company and each Subsidiary are in compliance with the terms of such policies and instruments in all material respects; and neither the Company nor any Subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not reasonably be expected to have a Material Adverse Effect.
          (xxxiv) No Illegal Payment or Influence. To the knowledge of the Company, neither the Company nor any Subsidiary nor any employee or agent of the Company or any Subsidiary has made any payment of funds of the Company or any Subsidiary or received or retained any funds in violation of any law, rule or regulation, including the Foreign Corrupt Practices Act of 1977, which payment, receipt or retention of funds is of a character required to be disclosed in the Prospectus.
          (xxxv) Sales of Shares/No Integration. The Company has not sold or issued any shares of Common Stock during the six-month period preceding the date of the Prospectus, including any sales pursuant to Rule 144A under, or Regulations D or S of, the Securities Act, other than shares issued pursuant to employee benefit plans, qualified stock options plans or other employee compensation plans or pursuant to outstanding options, rights or warrants.
          (xxxvi) No Affiliation or Association with NASD. Except for Alex R. Lieblong, a director of the Company and owner and general principal of Lieblong & Associates, Inc., there are no direct or indirect affiliations or associations with (within the meaning of Article I, Section 1 of the By-Laws of NASD, Inc. (the “NASD”)(formerly, the National Association of Securities Dealers, Inc.)) any member firm of the NASD among the Company’s or any Subsidiary’s officers or directors or, to the knowledge of the Company, any shareholder of the Company, except as disclosed in writing to the Representatives.

          (xxxvii) Lock-up Agreements. Each of the Company’s executive officers and directors, and 5% or greater shareholders, in each case as listed and for the time period specified on Schedule E hereto, has executed and delivered lock-up agreements as contemplated by Section 5(i) hereof.
          (xxxviii) Internal Control Over Financial Reporting. The Company and the Subsidiaries maintain a system of internal control over financial reporting (as such term is defined in Rules 13a-15(f) and 15d-15(f) under the Exchange Act) sufficient to provide reasonable assurances that (A) transactions are executed in accordance with management’s general or specific authorizations, (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets, (C) access to assets is permitted only in accordance with management’s general or specific authorization and (D) the recorded accounting for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Company’s independent registered public accounting firm and the Audit Committee of the Board of Directors have been advised of: (A) any significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which could adversely affect the Company’s ability to record, process, summarize, and report financial data; and (B) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal control over financial reporting.
          (xxxix) Disclosure Controls and Procedures. The Company has actively taken all necessary actions to ensure that, upon and at all times after the effectiveness of the Registration Statement, the Company will have established disclosure controls and procedures (as such term is defined in Rule 13a-15(e) and 15d-15(e) under the Exchange Act); such disclosure controls and procedures will have been designed to ensure that material information relating to the Company, including its consolidated subsidiaries, is made known to the Company’s Chief Executive Officer and its Chief Financial Officer by others within the Company.
          (xl) Statistical and Market-Related Data. The statistical, industry-related and market-related data included in the Registration Statement, any preliminary prospectus, the Prospectus or any Permitted Free Writing Prospectus are based on or derived from sources that the Company reasonably and in good faith believes are reliable and accurate, and such data agree with the sources from which they are derived.
          (xli) No Stabilization or Manipulation. Neither the Company, its Subsidiaries nor any of their respective directors or officers has taken, nor will he, she or it take, directly or indirectly, any action designed, or which could reasonably be expected in the future to cause or result in, under the Securities Act or otherwise, or which has constituted, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares or otherwise.
          (xlii) Related Party Transactions. No relationship, direct or indirect, exists between or among the Company or any affiliate of the Company, on the one hand, and any director, officer, shareholder, customer or supplier of the Company or any affiliate of the Company, on the other hand, which is required by the Securities Act to be described in the Registration Statement, any preliminary prospectus or the Prospectus, which is not so described as required therein. All loans, guarantees of indebtedness or other extensions of credit by the Company to or for the benefit of any of the Company’s directors and executive officers are made in conformity with the insider lending restrictions of Section 22(h) of the Federal Reserve Act of 1913, as amended, and Section 402 of the Sarbanes-Oxley Act.
          (xliii) Fees. Other than as contemplated by this Agreement, except as described in the Registration Statement (excluding the exhibits thereto), each preliminary prospectus and the Prospectus, there is no broker, finder or other party that is entitled to receive from the Company or any Subsidiary any brokerage or finder’s fee or any other fee, commission or payment as a result of the transactions contemplated by this Agreement.
          (xliv) ERISA. The Company and each of the Subsidiaries or their “ERISA Affiliates” (as defined below) are in compliance in all material respects with all presently applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder (“ERISA”); no “reportable event” (as defined in ERISA) has occurred with respect to any “employee benefit plan” (as defined in ERISA) for which the Company or any of the Subsidiaries or ERISA Affiliates would have any material liability; the Company and each of the Subsidiaries or their ERISA Affiliates have not incurred and do not expect to incur material liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any “employee benefit plan” or (ii) Sections 412, 4971, 4975 or 4980B of the United States Internal Revenue Code of 1986, as amended, and the regulations and published interpretations thereunder (collectively the “Code”); and each “employee benefit plan” for which the Company and each of its Subsidiaries or any of their ERISA Affiliates would have any liability that is intended to be qualified under Section 401(a) of the Code is so qualified in all material respects and nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification. “ERISA Affiliate” means, with respect to the Company or a Subsidiary, any member of any group of organizations described in Sections 414(b), (c), (m) or (o) of the Code or Section 4001(b) of ERISA of which the Company or such Subsidiary is a member.
          (xlv) Pending Procedures and Examinations. The Registration Statement is not the subject of a pending proceeding or examination under Section 8(d) and 8(e) of the Securities Act, and the Company is not the subject of a pending proceeding under Section 8A of the Securities Act in connection with the offering of the Shares.
          (xlvi) No Unauthorized Use of Prospectus. The Company has not distributed and, prior to the later to occur of (i) the Closing Time and (ii) completion of the distribution of the Shares, will not distribute any prospectus (as such term is defined in the Securities Act and the Securities Act Regulations) in connection with the offering and sale of the Shares other than the Registration Statement, any preliminary prospectus, any Permitted Free Writing Prospectus, the Prospectus or other materials, if any, permitted by the Securities Act or by the Securities Act Regulations and approved by the Representatives.
          (xlvii) Forward-Looking Statements. No forward-looking statement (within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act) contained in the Registration Statement, the preliminary prospectuses, the Prospectus or the Permitted Free Writing Prospectuses, if any, has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.

          (b) Officer’s Certificates. Any certificate signed by any officer of the Company or of any Subsidiary delivered to the Representatives or to counsel for the Underwriters shall be deemed a representation and warranty by the Company to each Underwriter as to the matters covered thereby.
     Section 2. Sale and Delivery to Underwriters; Closing.
          (a) Firm Shares. On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company agrees to sell to the Underwriters the total number of Firm Shares set forth in Schedule A, and each Underwriter, severally and not jointly, agrees to purchase from the Company, at the price per share set forth in Schedule C, the number of Firm Shares set forth in Schedule A opposite the name of such Underwriter, plus any additional number of Firm Shares which such Underwriter may become obligated to purchase pursuant to the provisions of Section 10 hereof bears to the total number of Firm Shares, subject, in each case, to such adjustments among the Underwriters as the Representatives in their sole discretion shall make to eliminate any sales or purchases of fractional securities.
          (b) Option Shares. In addition, on the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company hereby grants an option to the Underwriters, severally and not jointly, to purchase up to an additional 375,000 shares of Common Stock, at the price per share set forth in Schedule C, less an amount per share equal to any dividends or distributions declared by the Company and payable on the Firm Shares but not payable on the Option Shares. The option hereby granted will expire 30 days after the date hereof and may be exercised in whole or in part from time to time only for the purpose of covering over-allotments which may be made in connection with the offering and distribution of the Firm Shares upon notice by the Representatives to the Company setting forth the aggregate number of Option Shares as to which the several Underwriters are then exercising the option and the time and date of payment and delivery for such Option Shares. Any such time and date of delivery (a “Date of Delivery”) shall be determined by the Representatives, but shall not be later than seven full business days after the exercise of said option, nor in any event prior to the Closing Time, as hereinafter defined. If the option is exercised as to all or any portion of the Option Shares, then each of the Underwriters, acting severally and not jointly, will purchase that proportion of the total number of Option Shares then being purchased which the number of Firm Shares set forth in Schedule A opposite the name of such Underwriter bears to the total number of Firm Shares, subject in each case to such adjustments as the Representatives in their discretion shall make to eliminate any sales or purchases of fractional shares.
          (c) Payment. Payment of the purchase price for, and delivery of certificates for, the Firm Shares shall be made at the offices of Jenkens & Gilchrist, P.C., 1445 Ross Avenue, Suite 3400, Dallas, Texas, or at such other place as shall be agreed upon by the Representatives and the Company, at 9:00 A.M. on the third (fourth, if the pricing occurs after 4:30 P.M. on any given day) business day after the date hereof (unless postponed in accordance with the provisions of Section 10), or such other time not later than ten business days after such date as shall be agreed upon by the Representatives and the Company (such time and date of payment and delivery being herein called the “Closing Time”).

     In addition, in the event that any or all of the Option Shares are purchased by the Underwriters, payment of the purchase price for, and delivery of certificates for, such Option Shares shall be made at the above mentioned offices, or at such other place as shall be agreed upon by the Representatives and the Company, on each Date of Delivery as specified in the notice from the Representatives to the Company.
     Payment shall be made to the Company by wire transfer of immediately available funds to bank accounts designated by the Company against delivery to the Representatives for the respective accounts of the Underwriters of certificates for the Shares to be purchased by them. It is understood that each Underwriter has authorized the Representatives, for its account, to accept delivery of, receipt for, and make payment of the purchase price for, the Firm Shares and the Option Shares, if any, which it has agreed to purchase. Stephens, individually and not as representative of the Underwriters, may (but shall not be obligated to) make payment of the purchase price for the Firm Shares or the Option Shares, if any, to be purchased by any Underwriter whose funds have not been received by the Closing Time or the relevant Date of Delivery, as the case may be, but such payment shall not relieve such Underwriter from its obligations hereunder.
          (d) Denominations; Registration. Certificates for the Firm Shares and the Option Shares, if any, shall be in such denominations and registered in such names as the Representatives may request in writing at least one full business day before the Closing Time or the relevant Date of Delivery, as the case may be. The certificates for the Firm Shares and the Option Shares, if any, will be made available for examination and packaging by the Representatives in Little Rock, Arkansas not later than ___A.M. ( ___time) on the business day prior to the Closing Time or the relevant Date of Delivery, as the case may be.
     Section 3. Covenants of the Company. The Company covenants with each Underwriter as follows:
          (a) Compliance with Securities Regulations and Commission Requests. The Company will not, at any time at or after the execution of this Agreement, offer or sell any Shares by means of any “prospectus” (within the meaning of the Securities Act), or use any “prospectus” (within the meaning of the Securities Act) in connection with the offer or sale of the Shares, in each case other than the Prospectus.
     If, at the time this Agreement is executed and delivered, it is necessary for a post-effective amendment to the Registration Statement, or a Registration Statement under Rule 462(b) under the Securities Act, to be filed with the Commission and become effective before the Shares may be sold, the Company will use its best efforts to cause such post-effective amendment or such Registration Statement to be filed and become effective as soon as possible, and the Company will advise the Representatives promptly and, if requested by the Representatives, will confirm such advice in writing, (i) when such post-effective amendment or such Registration Statement has become effective, and (ii) if Rule 430A under the Securities Act is used, when the Prospectus is filed with the Commission pursuant to Rule 424(b) under the Securities Act (which the Company agrees to file in a timely manner in accordance with such Rules).
     The Company will notify the Representatives immediately, and confirm the notice in writing, of any request by the Commission for amendments or supplements to the Registration Statement, the

Exchange Act Registration Statement, any preliminary prospectus, the Prospectus or any Permitted Free Writing Prospectus or for additional information with respect thereto, or of notice of institution of proceedings for, or the entry of a stop order, suspending the effectiveness of the Registration Statement and, if the Commission should enter a stop order suspending the effectiveness of the Registration Statement, to use its best efforts to obtain the lifting or removal of such order as soon as possible; to advise the Representatives immediately of any proposal to amend or supplement the Registration Statement or the Exchange Act Registration Statement, any preliminary prospectus or the Prospectus and to provide the Representatives and Underwriters’ counsel copies of any such documents for review and comment a reasonable amount of time prior to any proposed filing and to file no such amendment or supplement to which the Representatives shall object in writing.
          (b) Delivery of Registration Statements. The Company has furnished or will deliver to the Representatives and counsel for the Underwriters, without charge, signed copies of the Registration Statement as originally filed and of each amendment thereto (including the exhibits filed therewith) and signed copies of all consents and certificates of experts, and will also deliver to the Underwriters, without charge, a conformed copy of the Registration Statement as originally filed and of each amendment thereto (without exhibits) for each of the Underwriters. The copies of the Registration Statement and each amendment thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.
          (c) Delivery of Prospectuses. The Company will make available to the Underwriters, as soon as practicable after this Agreement becomes effective, and thereafter from time to time to furnish to the Underwriters, as many copies of the Prospectus (or of the Prospectus as amended or supplemented if the Company shall have made any amendments or supplements thereto after the effective date of the Registration Statement) as the Underwriters may reasonably request for the purposes contemplated by the Securities Act; in case any Underwriter is required to deliver (whether physically or through compliance with Rule 172 under the Securities Act or any similar rule) a prospectus after the nine-month period referred to in Section 10(a)(3) of the Securities Act in connection with the sale of the Shares, the Company will prepare, at its expense, promptly upon request such amendment or amendments to the Registration Statement and the Prospectus as may be necessary to permit compliance with the requirements of Section 10(a)(3) of the Securities Act. The copies of the Prospectus and each amendment thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.
     The Company will advise the Underwriters promptly of the happening of any event within the period during which a prospectus is required by the Securities Act to be delivered (whether physically or through compliance with Rule 172 under the Securities Act or any similar rule) in connection with any sale of Shares, which event could require the making of any change in the Prospectus then being used so that the Prospectus would not include an untrue statement of material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading, and, during such time, to prepare and furnish, at the Company’s expense, to the Underwriters promptly such amendments or supplements to such Prospectus as may be necessary to reflect any such change.

          (d) Continued Compliance with Securities Laws. The Company will comply with the Securities Act and the Securities Act Regulations and the Exchange Act and the Exchange Act Regulations so as to permit the completion of the distribution of the Shares as contemplated in this Agreement and in the Prospectus. If at any time when a prospectus is required by the Securities Act to be delivered in connection with sales of the Shares, any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of counsel for the Underwriters or for the Company, to amend the Registration Statement or amend or supplement the Prospectus in order that the Prospectus will not include any untrue statements of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, or if it shall be necessary, in the opinion of such counsel, at any such time to amend the Registration Statement or amend or supplement the Prospectus in order to comply with the requirements of the Securities Act or the Securities Act Regulations, the Company will promptly prepare and file with the Commission, subject to Section 3(b), such amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement or the Prospectus comply with such requirements, and the Company will furnish to the Underwriters such number of copies of such amendment or supplement as the Underwriters may reasonably request. If at any time following issuance of a Permitted Free Writing Prospectus there occurred or occurs an event or development as a result of which such Permitted Free Writing Prospectus conflicted or would conflict with the information contained in the Registration Statement or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances prevailing at that subsequent time, not misleading, the Company has promptly notified or will promptly notify the Representative and has promptly amended or will promptly amend or supplement, at its own expense, such Permitted Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission.
          (e) Blue Sky Qualifications. The Company will use its commercially reasonable best efforts, in cooperation with the Underwriters, to qualify the Shares for offering and sale under the applicable securities laws of such states and other jurisdictions (domestic or foreign) as the Representatives may designate and to maintain such qualifications in effect for a period of not less than one year from the later of the effective date of the Registration Statement and any Rule 462(b) Registration Statement; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject. In each jurisdiction in which the Shares have been so qualified, the Company will file such statements and reports as may be required by the laws of such jurisdiction to continue such qualification in effect for a period of not less than one year from the effective date of the Registration Statement and any Rule 462(b) Registration Statement.
          (f) Rule 158. The Company will timely file such reports pursuant to the Exchange Act as are necessary in order to make generally available to its securityholders as soon as practicable an earnings statement for the purposes of, and to provide the benefits contemplated by, the last paragraph of Section 11(a) of the Securities Act.

          (g) Use of Proceeds. The Company will use the net proceeds received by it from the sale of the Shares in the manner specified in the Prospectus under “Use of Proceeds”.
          (h) Listing. The Company will use its best efforts to effect and maintain the quotation of the Shares on the NASDAQ and will file with the NASDAQ all documents and notices required by the NASDAQ of companies that have securities that are traded in the over-the-counter market and quotations for which are reported by the NASDAQ.
          (i) Restriction on Sale of Securities. During a period of 180 days from the date hereof (the “Restricted Period”), the Company will not, directly or indirectly, (i) offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise dispose of, any shares of Common Stock, or any options or warrants to purchase any shares of Common Stock, or any securities convertible into, exchangeable for or that represent the right to receive shares of Common Stock, or file or cause to be filed any registration statement under the Securities Act with respect to any of the foregoing, or (ii) engage in any hedging or other transaction that is designed to or that reasonably could be expected to lead to or result in a sale or disposition of Common Stock even if such Common Stock would be disposed of by someone other than the Company, including without limitation any short sale or grant of any right (including without limitation any put or call option) with respect to any shares of Common Stock or with respect to any security that includes, relates to, or derives any significant part of its value from shares of Common Stock. The foregoing sentence shall not apply to (A) the Shares to be sold hereunder, (B) any shares of Common Stock issued by the Company upon the exercise of an option or warrant or the conversion of a security outstanding on the date hereof and referred to in the Prospectus, (C) any shares of Common Stock issued or options to purchase Common Stock granted pursuant to existing employee benefit plans of the Company referred to in the Prospectus, (D) any shares of Common Stock issued pursuant to any non-employee director stock plan or dividend reinvestment plan or (E) any transfer, sale or other disposition with the prior written consent of Stephens (which consent may be withheld in its sole discretion), provided that Stephens, for the benefit of each of the other Representatives, agrees not to provide such consent without providing notice to each Representative to permit compliance with applicable provisions of NASD Conduct Rule 2711(f) restricting publication and distribution of research and public appearances by research analysts before and after the expiration, waiver or termination of a lock-up agreement and agrees only to provide consent in circumstances that will permit such compliance by the Representatives. Notwithstanding the foregoing, if (1) during the period that begins on the date that is 15 calendar days plus 3 business days before the last day of the Restricted Period and ends on the last day of the Restricted Period, the Company issues an earnings release or material news or a material event relating to the Company occurs; or (2) prior to the expiration of the Restricted Period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the Restricted Period, the restrictions imposed by this Section 3(i) shall continue to apply until the expiration of the date that is 15 calendar days plus 3 business days after the date on which the earnings release is issued or the material news or material event relating to the Company occurs. The first sentence of this Section 3(i) shall not be deemed to prohibit the Company or any of its Subsidiaries from entering into an agreement providing for the issuance of shares of Common Stock as consideration for an acquisition or other business combination; provided that such shares of Common Stock shall not be issued or become issuable during the Restricted Period, as such period may be extended pursuant to the penultimate sentence of this Section 3(i).

          (j) Reporting Requirements. The Company, during the period when the Prospectus is required to be delivered under the Securities Act or the Exchange Act, will file all documents required to be filed with the Commission pursuant to the Exchange Act within the time periods required by the Exchange Act and the rules and regulations of the Commission thereunder.
          (k) Compliance with Rule 463. The Company will report the use of proceeds as may be required pursuant to Rule 463 of the Securities Act Regulations.
          (l) Issuer Free Writing Prospectus. The Company represents and agrees that, unless it obtains the prior consent of the Representatives, it has not made and will not make any offer relating to the Shares that would constitute an “issuer free writing prospectus,” as defined in Rule 433, or that would otherwise constitute a “free writing prospectus,” as defined in Rule 405, required to be filed with the Commission. The Company represents that it has treated or agrees that it will treat each Permitted Free Writing Prospectus as an “issuer free writing prospectus,” as defined in Rule 433, and has complied and will comply with the requirements of Rule 433 applicable to any Issuer Permitted Free Writing Prospectus, including timely filing with the Commission where required, legending and record keeping.
          (m) Road Shows. The parties hereto agree and understand that the content of any and all “road shows” (as defined in Rule 433 under the Securities Act) related to the offering of the Shares contemplated hereby is solely the property of the Company. The Company has caused there to be made available at least one version of a “bona fide electronic road show” (as defined in Rule 433 under the Securities Act) in a manner that, pursuant to Rule 433(d)(8)(ii) under the Securities Act, causes the Company not to be required, pursuant to Rule 433(d) under the Securities Act, to file, with the Commission, any Road Show.
          (n) Compliance with the Sarbanes-Oxley Act. During the time when a prospectus is required to be delivered under the Securities Act, the Company shall at all times comply, in all material respects, with all applicable provisions of the Sarbanes-Oxley Act, including the related rules and regulations promulgated thereunder by the Commission and the NASDAQ, in effect from time to time.
          (o) Compliance with the Cuba Act. In accordance with the Cuba Act and without limitation to the provisions of Sections 6 and 7 hereof, the Company agrees to indemnify and hold harmless each Underwriter from and against any and all loss, liability, claim, damage and expense whatsoever (including fees and disbursements of counsel), as incurred, arising out of any violation by the Company or any of its Subsidiaries of the Cuba Act.
          (p) 462(b) Filing. If necessary or appropriate, the Company will file a registration statement pursuant to, and in accordance with, Rule 462(b) under the Securities Act and pay the applicable fees in accordance with the Securities Act.
          (q) Transfer Agent. The Company will maintain a transfer agent and, if necessary under the jurisdiction of incorporation of the Company, a registrar for the Common Stock.
          (r) Publicity. Prior to the time of purchase, the Company will issue no press release or other communication directly or indirectly and hold no press conferences with respect to the

Company, the financial condition, results of operations, business, properties, assets, or liabilities of the Company, or the offering of the Shares, without the prior consent of the Representatives.
     Section 4. Payment of Expenses.
          (a) Expenses. The Company will pay or cause to be paid all expenses incident to the performance of its obligations under this Agreement, including (i) the preparation, printing, filing and delivery of the Registration Statement, each preliminary prospectus, the Prospectus, any Permitted Free Writing Prospectus and any amendments or supplements thereto, (ii) the preparation, printing and delivery to the Underwriters of this Agreement, any Agreement among Underwriters and such other documents as may be required in connection with the offering, purchase, sale, issuance or delivery of the Shares, (iii) the preparation, issuance and delivery of the certificates for the Shares to the Underwriters, including any stock or other transfer taxes and any stamp, capital or other duties payable upon the sale, issuance or delivery of the Shares to the Underwriters, (iv) the fees and disbursements of the Company’s counsel, accountants and other advisors, (v) the qualification of the Shares under securities laws in accordance with the provisions of Section 3(e) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection therewith and in connection with the preparation of the Blue Sky Survey and any supplement thereto, (vi) the preparation, printing and delivery to the Underwriters of copies of the Blue Sky Survey and any supplement thereto, (vii) the fees and expenses of any transfer agent or registrar for the Shares, (viii) the filing fees incident to, and the fees and disbursements of counsel to the Underwriters in connection with, the review by the NASD of the terms of the sale of the Shares, (ix) the fees and expenses incurred in connection with the inclusion of the Shares in the NASDAQ, and (x) all other costs and expenses incident to the performance of its obligations hereunder which are not otherwise specifically provided for in this Section.
          (b) Termination of Agreement. If this Agreement is terminated by the Representatives in accordance with the provisions of Section 5, Section 9(a) or Section 11 hereof, the Company shall reimburse the Underwriters for out-of-pocket accountable expenses actually incurred by the Underwriters or persons associated with the Underwriters.
     Section 5. Conditions of Underwriters’ Obligations. The obligations of the several Underwriters hereunder are subject to the accuracy of the representations and warranties of the Company contained in Section 1 hereof or in certificates of any officer of the Company or any Subsidiary delivered pursuant to the provisions hereof, to the performance by the Company of its covenants and other obligations hereunder, and to the following further conditions:
          (a) Effectiveness of Registration Statement. The Registration Statement, the Exchange Act Registration Statement and any registration statement required to be filed, prior to the sale of the Shares, under the Securities Act pursuant to Rule 462(b) shall have been filed and shall have become effective under the Securities Act or the Exchange Act, as the case may be. If Rule 430A under the Securities Act is used, the Prospectus shall have been filed with the Commission pursuant to Rule 424(b) under the Securities Act on or before _:___P.M., on the second full business day after the date of this Agreement (or such earlier time as may be required under the Securities Act). No Prospectus or amendment or supplement to the Registration Statement or Prospectus shall have been filed to which the Representatives shall have objected in writing.

               Prior to the Closing Time, and each Date of Delivery, if applicable (i) no stop order with respect to the effectiveness of the Registration Statement shall have been issued under the Securities Act or proceedings initiated under Section 8(d) or 8(e) of the Securities Act; (ii) the Registration Statement and all amendments thereto shall not contain any untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; (iii) none of the preliminary prospectuses or the Prospectus, and no amendment or supplement thereto, shall include an untrue statement of material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; (iv) no Disclosure Package, and no amendment or supplement thereto, shall include an untrue statement of material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; and (v) none of the Permitted Free Writing Prospectuses, if any, shall include an untrue statement of material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.
          (b) Opinion of Counsel for the Company. At the Closing Time, the Representatives shall have received the favorable opinion, dated as of the Closing Time, of Mitchell, Williams, Selig, Gates & Woodyard, P.L.L.C., counsel for the Company, in form and substance satisfactory to counsel for the Underwriters, together with signed or reproduced copies of such opinion for each of the other Underwriters substantially to the effect set forth in Exhibit A hereto and to such further effect as counsel to the Underwriters may reasonably request.
          (c) Opinion of Counsel for the Underwriters. At the Closing Time, the Representatives shall have received the favorable opinion, dated as of the Closing Time, of Jenkens & Gilchrist, P.C., special counsel for the Underwriters, together with signed or reproduced copies of such opinion for each of the other Underwriters in form and substance satisfactory to the Representatives.
          (d) Officers’ Certificate. At the Closing Time, there shall not have been, since the date hereof or since the respective dates as of which information is given in the Registration Statement, the preliminary prospectuses, the Prospectus and the Permitted Free Writing Prospectus, if any, except as otherwise stated therein, a Material Adverse Effect with regard to the Company and its Subsidiaries considered as one enterprise. In addition, at the Closing Time, the Representatives shall have received a certificate of the President or a Vice President of the Company and of the chief financial officer or chief accounting officer of the Company, dated as of the Closing Time, to the effect that (w) there has been no Material Adverse Effect with regard to the Company and its Subsidiaries considered as one enterprise, (x) the representations and warranties in Section 1(a) hereof are true and correct in all respects with the same force and effect as though expressly made at and as of the Closing Time, (y) the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to the Closing Time, and (z) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or, to the knowledge of such officer, are contemplated by the Commission. The certificates received from such officers shall be made in their capacities as officers of the Company, and not in their individual capacities, and such officers shall have no personal liability thereon.

          (e) Accountant’s Comfort Letters. At the time of the execution of this Agreement, the Representatives shall have received from each of BKD, LLP, Ernst & Young, LLP and Hacker, Johnson & Smith PA a letter or letters dated such date, in form and substance satisfactory to the Representatives, together with signed or reproduced copies of such letter or letters for each of the other Underwriters containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information of the Company contained in the Registration Statement and the Prospectus.
          (f) Bring-down Comfort Letters. At the Closing Time, the Representatives shall have received from each of BKD, LLP, Ernst & Young, LLP and Hacker, Johnson & Smith PA a letter or letters, dated as of the Closing Time, in form and substance satisfactory to the Representatives, to the effect that they reaffirm the statements made in the letter or letters furnished by them pursuant to subsection (e) of this Section, except that the specified date referred to shall be a date not more than three business days prior to the Closing Time.
          (g) Approval of Listing. At the Closing Time, the Shares shall have been approved for inclusion in the NASDAQ, subject only to official notice of issuance.
          (h) No Objection. The NASD shall have confirmed that it has not raised any objection with respect to the fairness and reasonableness of the underwriting terms and arrangements.
          (i) Lock-up Agreements. At the date of this Agreement, the Representatives shall have received an agreement substantially in the form of Exhibit B hereto signed by the persons listed and for the period specified on Schedule E hereto.
          (j) Conditions to Purchase of Option Shares. In the event that the Underwriters exercise their option provided in Section 2(b) hereof to purchase all or any portion of the Option Shares, the representations and warranties of the Company contained herein and the statements in any certificates furnished by the Company and any Subsidiary hereunder shall be true and correct as of each Date of Delivery and, at the relevant Date of Delivery, the Representatives shall have received:
               (i) Officers’ Certificate. A certificate, dated such Date of Delivery, of the President or a Vice President of the Company and of the chief financial officer or chief accounting officer of the Company confirming that the certificate delivered at the Closing Time pursuant to Section 5(d) hereof remains true and correct as of such Date of Delivery.
               (ii) Opinion of Counsel for the Company. The favorable opinion of Mitchell, Williams, Selig, Gates & Woodyward, P.L.L.C., counsel for the Company, in form and substance satisfactory to counsel for the Underwriters, dated such Date of Delivery, relating to the Option Shares to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Section 5(b) hereof.
               (iii) Opinion of Counsel for the Underwriters. The favorable opinion of Jenkens & Gilchrist, P.C., special counsel for the Underwriters, dated such Date of Delivery, relating to the Option Shares to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Section 5(c) hereof.

               (iv) Bring-down Comfort Letter. Letters from each of BKD, LLP, Ernst & Young, LLP and Hacker, Johnson & Smith PA, in form and substance satisfactory to the Representatives and dated such Date of Delivery, substantially in the same form and substance as the letter or letters furnished by them to the Representatives pursuant to Section 5(e) hereof, except that the “specified date” in the letter furnished pursuant to this paragraph shall be a date not more than five days prior to such Date of Delivery.
          (k) Additional Documents. At the Closing Time and at each Date of Delivery counsel for the Underwriters shall have been furnished with such documents and opinions as they may reasonably require for the purpose of enabling them to pass upon the issuance and sale of the Shares as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company in connection with the issuance and sale of the Shares as herein contemplated shall be satisfactory in form and substance to the Representatives and counsel for the Underwriters.
          (l) Termination of Agreement. If any condition specified in this Section shall not have been fulfilled when and as required to be fulfilled, this Agreement, or, in the case of any condition to the purchase of Option Shares on a Date of Delivery which is after the Closing Time, the obligations of the several Underwriters to purchase the relevant Option Shares, may be terminated by the Representatives by notice to the Company at any time at or prior to the Closing Time or such Date of Delivery, as the case may be, and such termination shall be without liability of any party to any other party except as provided in Section 4 and except that Sections 1, 3(n), 6, 7 and 8 shall survive any such termination and remain in full force and effect.
     Section 6. Indemnification.
          (a) Indemnification of the Underwriters. The Company agrees to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act as follows:
         (i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), including the Rule 430 A Information, if applicable, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact included in any Prospectus (the term Prospectus for the purpose of this Section 6 being deemed to include any preliminary prospectus, the Prospectus and any amendments or supplements to the foregoing), in any Permitted Free Writing Prospectus, in any “issuer information” (as defined in Rule 433 under the Securities Act) of the Company filed or required to be filed with the Commission or in any Prospectus together with any combination of one or more Permitted Free Writing Prospectuses, if any, or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;
         (ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to Section 6(d) below) any such settlement is effected with the written consent of the Company; and
         (iii) against any and all expense reasonably incurred (including the fees and disbursements of counsel chosen by Stephens), as incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above.
     Notwithstanding the foregoing, the indemnity agreement provided in this Section 6(a) shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by any Underwriter through Stephens expressly for use in the Registration Statement (or any amendment thereto), Prospectus or Permitted Free Writing Prospectus, if any.
          (b) Indemnification of the Company, Directors and Officers. Each Underwriter severally agrees to indemnify and hold harmless the Company, its directors, each of its officers who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), Prospectus or Permitted Free Writing Prospectus, if any, in reliance upon and in conformity with written information furnished to the Company by any Underwriter through Stephens expressly for use in the Registration Statement (or any amendment thereto), Prospectus or Permitted Free Writing Prospectus, if any.
          (c) Actions against Parties; Notification. Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. In the case of parties indemnified pursuant to Section 6(a) above, counsel to the indemnified parties shall be selected by Stephens, and, in the case of parties indemnified pursuant to Section 6(b) above, counsel to the indemnified parties shall be selected by the Company. An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 6 or Section 7 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.
          (d) Settlement without Consent if Failure to Reimburse. If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel to which the indemnified party is entitled under Section 6(a) or Section 6(b) as the case may be, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 6(a)(iii) effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.
     Section 7. Contribution. If the indemnification provided for in Section 6 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and the Underwriters, on the other hand, from the offering of the Shares pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company, on the one hand, and of the Underwriters, on the other hand, in connection with the statements or omissions, which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.
     The relative benefits received by the Company, on the one hand, and the Underwriters, on the other hand, in connection with the offering of the Shares pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Shares pursuant to this Agreement (before deducting expenses) received by the Company and the total underwriting discount received by the Underwriters, in each case as set forth on the cover of the Prospectus.
     The relative fault of the Company, on the one hand, and the Underwriters, on the other hand, shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

     The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 7. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 7 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.
     Notwithstanding the provisions of this Section 7, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of any such untrue or alleged untrue statement or omission or alleged omission.
     No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.
     For purposes of this Section 7, each person, if any, who controls an Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act shall have the same rights to contribution as such Underwriter, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act shall have the same rights to contribution as the Company, as the case may be. The Underwriters’ respective obligations to contribute pursuant to this Section 7 are several in proportion to the number of Firm Shares set forth opposite their respective names in Schedule A hereto and not joint.
     Section 8. Representations, Warranties and Agreements to Survive Delivery. All representations, warranties and agreements contained in this Agreement or in certificates of officers of the Company or the Subsidiaries submitted pursuant hereto, shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or controlling person, or by or on behalf of the Company, and shall survive delivery of the Shares to the Underwriters.
     Section 9. Termination of Agreement.
          (a) Termination; General. The Representatives may terminate this Agreement, by notice to the Company, at any time at or prior to the Closing Time (i) if there has been, since the time of execution of this Agreement or since the respective dates as of which information is given in the Registration Statement, the preliminary prospectuses, the Prospectus and the Permitted Free Writing Prospectus, if any, any Material Adverse Effect, or (ii) if there has occurred any material adverse change in the financial markets in the United States or the international financial markets, any outbreak or escalation of hostilities or a declaration by the United States of a national emergency or war, or any major act of terrorism involving the United States, or any other substantial national or international calamity, emergency or crisis involving a prospective change in national or international political, financial or economic conditions, the effect of which on the financial markets of the United States is such as to make it, in the judgment of the Representatives, impracticable or inadvisable to market the Shares on the terms and in the manner contemplated in the Registration Statement, the preliminary prospectuses, the Prospectus and the Permitted Free Writing Prospectus, if any, or (iii) if trading in any securities of the Company has been suspended or materially limited by the Commission or the NASDAQ, or if trading generally on the American Stock Exchange or the New York Stock Exchange or in the NASDAQ has been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or national securities associations or by such system or by order of the Commission, the NASD or any other governmental authority, or (iv) if a banking moratorium has been declared by either Federal or New York authorities.
          (b) Liabilities. If this Agreement is terminated pursuant to this Section, such termination shall be without liability of any party to any other party except as provided in on Section 4 hereof, and provided further that Sections 1, 3(n), 6, 7 and 8 shall survive such termination and remain in full force and effect.
     Section 10. Default by One or More of the Underwriters. If one or more of the Underwriters shall fail at the Closing Time or a Date of Delivery to purchase the Shares which it or they are obligated to purchase under this Agreement (the “Defaulted Shares”), the Representatives shall have the right, but not the obligation, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting Underwriters, or any other underwriters, to purchase all, but not less than all, of the Defaulted Shares in such amounts as may be agreed upon and upon the terms herein set forth; if, however, the Representatives shall not have completed such arrangements within such 24-hour period, then this Agreement shall terminate without liability on the part of any non-defaulting Underwriter.
     No action pursuant to this Section shall relieve any defaulting Underwriter from liability in respect of its default.
     In the event of any such default which does not result in a termination of this Agreement, either (i) the Representatives or (ii) the Company shall have the right to postpone the Closing Time or a Date of Delivery for a period not exceeding seven days in order to effect any required changes in the Registration Statement or Prospectus or in any other documents or arrangement.
     Section 11. Default by the Company. If the Company shall fail at the Closing Time or at the Date of Delivery to sell the number of Shares that it is obligated to sell hereunder, then this Agreement shall terminate without any liability on the part of any nondefaulting party; provided, however, that the provisions of Sections 1, 3(n), 4, 6, 7 and 8 shall remain in full force and effect. No action taken pursuant to this Section shall relieve the Company from liability, if any, in respect of such default.
     Section 12. Information Furnished by Underwriters. It is agreed and understood that the following information in the Prospectus is the only information furnished by or on behalf of the Underwriters as such information is referred to in Sections 2 and 6 hereof: the expected delivery date for the shares included in the last sentence at the bottom of the front cover and the last sentence of the third paragraph under the caption “Underwriting;” the list of Underwriters and their respective participation in the sale of the Shares in the first paragraph under the caption “Underwriting;” the information concerning the offering price, selling concessions and reallowances in the third paragraph under the caption “Underwriting;” and the information concerning stabilization of the market price of the Shares, short positions and penalty bids in the tenth paragraph under the caption “Underwriting.”
     Section 13. Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication.
Notices to the Underwriters shall be directed to:
Stephens Inc.
Piper Jaffray & Co.
Sandler O’Neill & Partners, L.P.
     as Representatives of the several Underwriters
c/o Stephens Inc.
111 Center Street
Little Rock, Arkansas
Attention: William B. Keisler, Esq., General Counsel
Fax: (501) 377-2677
with a copy to:
Jenkens & Gilchrist P.C.
401 Congress Avenue, Suite 2500
Austin, Texas 78701
Attention: Chet A. Fenimore, Esq.
Fax: (512) 499-3810
Notices to the Company shall be directed to:
Home BancShares, Inc.
719 Harkrider
Conway, Arkansas 72032
Attention: John W. Allison, Chairman and Chief Executive Officer
Fax: (501) 329-9139
with a copy to:
Mitchell, Williams, Selig, Gates & Woodyward, P.L.L.C.
425 West Capitol Avenue, Suite 1800
Little Rock, Arkansas 72201
Attention: John S. Selig, Esq.
Fax: (501) 918-7804

     Section 14. Parties. This Agreement shall each inure to the benefit of and be binding upon the Underwriters, the Company and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Underwriters, the Company and their respective successors and the controlling persons and officers and directors referred to in Sections 6 and 7 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Underwriters, the Company and their respective successors, and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Shares from any Underwriter shall be deemed to be a successor by reason merely of such purchase.
     Section 15. Governing Law; References to Time. This Agreement and any claim, counterclaim or dispute of any kind or nature whatsoever arising out of or in any way relating to this Agreement or the transactions contemplated thereby (“Claim”), directly or indirectly, shall be governed by, and construed in accordance with, the laws of the State of New York (other than those conflict of law rules that would defer to the substantive laws of another jurisdiction). Except as otherwise set forth herein, specified times of day refer to New York City time.
     Section 16. Submission to Jurisdiction. Except as set forth below, no Claim brought by any party to this Agreement (other than a counterclaim with respect to a Claim brought by any third party against any indemnified party in another jurisdiction) against another party to this Agreement may be commenced, prosecuted or continued in any court other than the courts of the State of Arkansas located in Pulaski County or in the United States District Court for the Eastern District of Arkansas, which courts shall have jurisdiction over the adjudication of such matters, and the Company irrevocably submits and consents to the jurisdiction of such courts and personal service with respect thereto. The Company hereby consents to personal jurisdiction, service and venue in any court in which any Claim arising out of or in any way relating to this Agreement is brought by any third party against any indemnified party. Each of the Underwriters and the Company (on its behalf and, to the extent permitted by applicable law, on behalf of its shareholders and affiliates) waive all rights to trial by jury in any action, proceeding or counterclaim (whether based upon contract, tort or otherwise) in any way arising out of or relating to this Agreement. The Company agrees that a final judgment in any such action, proceeding or counterclaim brought in any such court shall be conclusive and binding upon the Company and may be enforced in any other court to the jurisdiction of which the Company is or may be subject, by suit upon such judgment.
     Section 17. No Fiduciary Duty. The Company acknowledges and agrees that in connection with this offering, sale of the Firm Shares, the Option Shares or any other services the Underwriters may be deemed to be providing hereunder, notwithstanding any preexisting relationship, advisory or otherwise, between the parties or any oral representations or assurances previously or subsequently made by the Underwriters: (i) no fiduciary or agency relationship between the Company and any other person, on the one hand, and the Underwriters, on the other, exists; (ii) the Underwriters are not acting as advisors, expert or otherwise, to the Company, including, without limitation, with respect to the determination of the public offering price of the Shares, and such relationship between the Company, on the one hand, and the Underwriters, on the other, is entirely and solely commercial, based on arms-length negotiations; (iii) any duties and obligations that the Underwriters may have to the Company shall be limited to those duties and obligations specifically stated herein; and (iv) the Underwriters and their respective affiliates may have interests that differ from those of the Company. The Company hereby waives any claims that the Company may have against the Underwriters with respect to any breach of fiduciary duty in connection with the Offering.
     Section 18. General Provisions. This Agreement constitutes the entire agreement of the parties to this Agreement and supersedes all prior written or oral and all contemporaneous oral agreements, understandings and negotiations with respect to the subject matter hereof. This Agreement may be executed in two or more counterparts, each one of which shall be an original, but all of which together shall constitute one and the same instrument. The exchange of copies of this Agreement and of signature pages by facsimile or other electronic means shall constitute effective execution and delivery of this Agreement by the parties hereto and may be used in lieu of the original signature pages to this Agreement for all purposes. This Agreement may not be amended or modified unless in writing by all of the parties hereto, and no condition herein (express or implied) may be waived unless waived in writing by each party whom the condition is meant to benefit. The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

     If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement among the Underwriters and the Company in accordance with its terms.

Very truly yours, HOME BANCSHARES, INC.
By:
Name: John W. Allison
Title: Chairman & Chief Executive Officer

CONFIRMED AND ACCEPTED,
     as of the date first above written:
STEPHENS INC.
PIPER JAFFRAY & CO.
SANDLER O’NEILL & PARTNERS, L.P.

By: STEPHENS INC.

By:

Name:	Robert E. Ulrey
Title:	Managing Director
For themselves and as Representatives of the other Underwriters named in Schedule A hereto.

SCHEDULE A

Name of Underwriter	Number of
Firm Shares
Stephens Inc.
Piper Jaffray & Co.
Sandler O’Neill & Partners, L.P.

Total
Sch A-1

SCHEDULE B
PERMITTED FREE WRITING PROSPECTUSES
None.
Sch B-1

SCHEDULE C
HOME BANCSHARES, INC.
2,500,000 Shares of Common Stock
(Par Value $0.01 Per Share)
     1. The initial public offering price per share for the Shares, determined as provided in said Section 2, shall be $___.
     2. The purchase price per share for the Shares to be paid by the several Underwriters shall be $___, being an amount equal to the initial public offering price set forth above less $___ per share; provided that the purchase price per share for any Option Shares purchased upon the exercise of the over-allotment option described in Section 2(b) shall be reduced by an amount per share equal to any dividends or distributions declared by the Company and payable on the Firm Shares but not payable on the Option Shares.
Sch C-1

SCHEDULE D

Name of Subsidiary	Jurisdiction

First State Bank	Arkansas
First Data Solutions, Inc.	Arkansas
FirsTrust Financial Services, Inc.	Arkansas
Home BancShares Statutory Trust I	Connecticut
Twin City Bank	Arkansas
Community Bank	Arkansas
Community Insurance Agency, Inc.	Arkansas
First State Insurance Agency, Inc.	Arkansas
Grand Prairie Title Co., Inc.	Arkansas
Community Financial Statutory Trust I	Connecticut
Marine Bank	Florida
Marine (FL) Statutory Trust I	Connecticut
Bank of Mountain View	Arkansas
Sylamore Properties, Inc.	Arkansas
Mountain Lodge, L.P.	Arkansas
Home BancShares Statutory Trust II	Connecticut
Sch D-1

SCHEDULE E
LIST OF PERSONS AND ENTITIES SUBJECT TO THE LOCK-UP AGREEMENT
Directors and Officers:
John W. Allison
Richard H. Ashley
Robert F. Birch, Jr.
Dale A. Bruns
Richard A. Buckheim
Jack E. Engelkes
Tracy M. French
Frank D. Hickingbotham
Herren C. Hickingbotham
James G. Hinkle
Alex R. Lieblong
C. Randall Sims
Ron W. Strother
William G. Thompson
Greater than 5% Shareholders:
Robert H. Adcock
Sch E-1

Exhibit A
FORM OF OPINION OF COMPANY’S COUNSEL
TO BE DELIVERED PURSUANT TO
SECTION 5(b)
     All capitalized terms not otherwise defined herein shall have the meanings given in the Underwriting Agreement.
          1. The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Arkansas.
          2. The Company is duly registered with the Federal Reserve Board as a bank holding company under the Bank Holding Company Act of 1956, as amended (the “BHCA”). The business operations of each of the Subsidiaries are permissible for subsidiaries of a bank holding company.
          3. The Company has the corporate power and corporate authority to own, lease and operate its properties and to conduct its business as described the Registration Statement, the preliminary prospectuses, the Prospectus and the Permitted Free Writing Prospectuses, if any, and to enter into and perform its obligations under the Underwriting Agreement.
          4. The Company is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure or failures so to qualify or to be in good standing would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.
          5. Each of Bank of Mountain View, Community Bank, First State Bank and Twin City Bank has been duly chartered and is validly existing as an Arkansas state bank and is in good standing under the laws of the State of Arkansas. Marine Bank has been duly chartered and is validly existing as a Florida state bank and is in good standing under the laws of the State of Florida. Each of the Subsidiaries other than the Banks has been duly incorporated or formed and is validly existing as a corporation, limited partnership or trust in good standing under the laws of the jurisdiction of its incorporation or formation.
          6. Each Subsidiary has the corporate or banking power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement, the preliminary prospectuses, the Prospectus and the Permitted Free Writing Prospectuses, if any, and is duly qualified as a foreign corporation or limited partnership to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure or failures so to qualify or to be in good standing would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

          7. All of the issued and outstanding capital stock of each Subsidiary has been duly authorized and validly issued, is fully paid and non-assessable (except as provided in 12 U.S.C. §55) and, except with respect to the preferred stock of Home BancShares Statutory Trust I, Home BancShares Statutory Trust II, Marine Statutory Trust I and Community Financial Group Statutory Trust, is owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity; and none of the outstanding shares of capital stock of any Subsidiary was issued in violation of any preemptive or any similar rights arising under Arkansas law, the Company’s articles of incorporation or bylaws or, to the knowledge of such counsel, any other contracts, agreements or instruments.
          8. The authorized and outstanding capital stock of the Company is as set forth in the sections of the Registration Statement, the preliminary prospectuses and the Prospectus entitled “Capitalization” and “Description of Capital Stock” (and any similar sections or information, if any, contained in any Permitted Free Writing Prospectus) (subject, in each case, to the issuance of shares of Common Stock upon exercise of stock options and warrants disclosed as outstanding in the Registration Statement (excluding the exhibits thereto), each preliminary prospectus and the Prospectus and the grant of options under existing stock option and stock purchase plans described in the Registration Statement (excluding the exhibits thereto), each preliminary prospectus and the Prospectus). The shares of issued and outstanding capital stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable; and none of the outstanding shares of capital stock of the Company was issued in violation of any preemptive or any similar rights arising under Arkansas law, the Company’s articles of incorporation or bylaws or, to the knowledge of such counsel, any other contracts, agreements or instruments.
          9. The Shares to be purchased by the Underwriters from the Company have been duly authorized for issuance and sale to the Underwriters pursuant to the Underwriting Agreement and, when issued and delivered by the Company pursuant to the Underwriting Agreement against payment of the consideration set forth in the Underwriting Agreement, will be validly issued and fully paid and non-assessable and no holder of the Shares is or will be subject to personal liability by reason of being such a holder.
          10. The issuance and sale of the Shares by the Company is not subject to any preemptive or other similar rights of any securityholder of the Company.
          11. Except as disclosed in the Registration Statement (excluding the exhibits thereto), each preliminary prospectus and the Prospectus, to such counsel’s knowledge, there are no outstanding options, warrants or other rights calling for the issuance of, and no commitments, plans or arrangements to issue, any shares of capital stock of the Company or any Subsidiary or any security convertible into or exchangeable for capital stock of the Company or any Subsidiary.
          12. Except as disclosed in the Registration Statement (excluding the exhibits thereto) each preliminary prospectus and the Prospectus, to such counsel’s knowledge, there are no contracts, agreements or understandings between the Company and any person or entity granting such person or entity the right, contractually or otherwise, to require the Company to file a registration statement under the Securities Act with respect to any equity or debt securities of the Company, including securities that are convertible into, exchangeable for or that represent the right to receive equity securities, or to require the Company to include such securities with the Shares registered pursuant to the Registration Statement.
          13. The capital stock of the Company, including the Shares, conforms in all material respects to each description thereof contained in the Registration Statement, any preliminary prospectus, the Prospectus or any Permitted Free Writing Prospectus.
          14. The certificates for the Shares are in due and proper form.
          15. The Shares have been approved for trading in the NASDAQ, subject only to official notice of issuance.
          16. The Underwriting Agreement has been duly authorized, executed and delivered by the Company.
          17. The execution, delivery and performance of the Underwriting Agreement and the consummation of the transactions contemplated in the Underwriting Agreement and in the Registration Statement (including the issuance and sale of the Shares and the use of the proceeds from the sale of the Shares by the Company as described in the Prospectus under the caption “Use of Proceeds”) and compliance by the Company with its obligations under the Underwriting Agreement do not and will not, whether with or without the giving of notice or lapse of time or both, conflict with or constitute a breach of, or a default or Repayment Event under, give rise to any right of termination under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any Subsidiary pursuant to any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or any other agreement or instrument that are listed as material contracts in the exhibit index to the registration statement, to which the Company or any Subsidiary is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company or any Subsidiary is subject (except for such Repayment Events, conflicts, breaches, defaults, liens, charges or encumbrances that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect), nor will such action result in any violation of the provisions of the articles of incorporation or bylaws (or analogous governing instruments) of the Company or any Subsidiary, or any applicable law or statute, or, to such counsel’s knowledge, any rule, regulation, judgment, order, writ or decree, of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Company or any Subsidiary or any of their respective properties, assets or operations, except as such violations that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
          18. No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency, domestic or foreign (other than under the Securities Act and the NASD, which has been obtained) is necessary or required in connection with the due authorization, execution and delivery of the Underwriting Agreement or for the offering, issuance, sale or delivery of the Shares.
          19. To such counsel’s knowledge, there are no actions, suits, claims, investigations or proceedings pending , threatened or contemplated to which the Company or any of its respective directors or officers is or would be a party or of which any of its properties is or would be subject at law or in equity, before or by any federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency, or before or by any self-regulatory organization or other non-governmental regulatory authority (including, without limitation, the rules and regulations of the NASDAQ), except any such action, suit, claim, investigation or proceeding which, if resolved adversely to the Company, would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect or prevent consummation of the transactions contemplated by the Underwriting Agreement.
          20. The Registration Statement, the Exchange Act Registration Statement and any registration statement required to be filed, prior to the sale of the Shares, under the Securities Act pursuant to Rule 462(b), has been declared effective under the Securities Act or the Exchange Act, as the case may be. Any required filing of the Prospectus pursuant to Rule 424(b) has been made in the manner and within the time period required by Rule 424(b); and, to such counsel’s knowledge, no stop order suspending the effectiveness of the Registration Statement or any Rule 462(b) Registration Statement has been issued under the Securities Act and no proceedings for that purpose have been instituted or are pending or threatened by the Commission.
          21. The Registration Statement complied when it became effective and, as amended or supplemented, at the Closing Time, with the requirements of the Securities Act.
          22. Each preliminary prospectus complied, at the time it was filed with the Commission and at the Closing Time, with the requirements of the Securities Act.
          23. The Prospectus complied, as of its date, the date that it is filed with the Commission, and the Closing Time, with the requirements of the Securities Act.
          24. The statements (i) in the Prospectus under the sections captioned “Risk Factors,” “Business — Legal Proceedings,” “Certain Relationships & Related Transactions,” [“Stock Option Plan,”] “Supervision and Regulation,” “Description of Capital Stock” and “Shares Eligible for Future Sale” and (ii) in the Registration Statement under Items 14 and 15, in each case solely to the extent that such statements constitute matters of law, summaries of legal matters, the Company’s articles of incorporation and bylaws, documents or legal proceedings, or legal conclusions, have been reviewed by such counsel, fairly present in all material respects the information called for with respect to such legal matters, documents, proceedings and conclusions and are correct in all material respects.
          25. The Company is not, and after giving effect to the offering and sale of the Shares, will not be an “investment company” or an entity “controlled” by an “investment company,” as such terms are defined in the Investment Company Act of 1940, as amended.
     This firm has participated in conferences with officers and other representatives of the Company, representatives of the independent public accountants for the Company and the Underwriters at which the contents of the Registration Statement, any preliminary prospectus, the Prospectus, the Permitted Free Writing Prospectuses, if any, and related matters were discussed, and, although such counsel is not passing upon and does not assume any responsibility for and has not verified the accuracy, completeness or fairness of the statements contained in the Registration Statement, any preliminary prospectus, the Prospectus, and the Permitted Free Writing Prospectuses, if any, on the basis of the foregoing (relying as to materiality to a large extent upon facts provided by officers and other representatives of the Company) no facts have come to such counsel’s attention that have caused us to have knowledge to believe that: (i) as of the time it was declared effective, the Registration Statement contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; (ii) during the period that begins on the earlier of the date of such preliminary prospectus and the date such preliminary prospectus was filed with the Commission and ends at the Closing Time did any preliminary prospectus, as then amended or supplemented, include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, and at no time during such period did any preliminary prospectus, as then amended or supplemented, together with any combination of one or more of the then issued Permitted Free Writing Prospectuses, if any, include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; (iii) during the period that begins on the earlier of the date of the Prospectus and the date the Prospectus was filed with the Commission and ends at the Closing Time, did the Prospectus, as then amended or supplemented, include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, and (iv) during the period that began on the date of such Permitted Free Writing Prospectus and ends at the Closing Time did any Permitted Free Writing Prospectus include an untrue statement of a material fact or, when taken together with the Disclosure Package, omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.
     In rendering such opinion, such counsel may rely, as to matters of fact (but not as to legal conclusions), to the extent they deem proper, on certificates of responsible officers of the Company and public officials. Such opinion shall not state that it is to be governed or qualified by, or that it is otherwise subject to, any treatise, written policy or other document relating to legal opinions, including, without limitation, the Legal Opinion Accord of the ABA Section of Business Law (1991).

Exhibit B
FORM OF LOCK-UP AGREEMENT OF DIRECTORS, OFFICERS AND OTHER
SHAREHOLDERS PURSUANT TO SECTION 5(i)
HOME BANCSHARES, INC.
LOCK-UP AGREEMENT
_________, 2006
STEPHENS INC.
PIPER JAFFRAY & CO.
SANDLER O’NEILL & PARTNERS, L.P.
     as Representatives of the several
     Underwriters to be named in Schedule A
     to the within mentioned Underwriting Agreement
c/o Stephens Inc.
111 Center Street
Little Rock, Arkansas 72201
     Re: Proposed Initial Public Offering by Home BancShares, Inc.
Ladies and Gentlemen:
     The undersigned, a shareholder of Home BancShares, Inc., an Arkansas corporation (the “Company”), understands that you, as representatives (the “Representatives”), propose to enter into a Underwriting Agreement (the “Underwriting Agreement”) on behalf of the several Underwriters to be named in Schedule A to the Underwriting Agreement (collectively, the “Underwriters”), with the Company, providing for the initial public offering (the “Initial Public Offering”) of shares (the “Shares”) of the Company’s common stock, par value $0.01 per share (the “Common Stock”), pursuant to a Registration Statement on Form S-1 (Registration No. 333-132427) (the “Registration Statement”) initially filed with the Securities and Exchange Commission (the “SEC”) on March 14, 2006.
     In consideration of the agreement by the Underwriters to offer and sell the Shares, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the undersigned agrees that, during the period (the “Restricted Period”) beginning on the date hereof and continuing to and including the date 180 days after the date of the final prospectus relating to the Initial Public Offering, the undersigned will not, directly or indirectly, offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise dispose of, any shares of Common Stock of the Company, or any options or warrants to purchase any shares of Common Stock of the Company, or any securities convertible into, exchangeable for or that represent the right to receive shares of Common Stock of the Company, whether now owned or hereafter acquired, owned directly by the undersigned (including holding as a custodian) or with respect to which the undersigned has beneficial ownership within the rules and regulations of the SEC (collectively the “Undersigned’s Shares”), or file or cause to be filed any registration statement under the Securities Act of 1933, as amended, with respect to any of the foregoing.

     The foregoing restriction is expressly agreed to preclude the undersigned from engaging in any hedging or other transaction that is designed to or that reasonably could be expected to lead to or result in a sale or disposition of the Undersigned’s Shares even if such Shares would be disposed of by someone other than the undersigned. Such prohibited hedging or other transactions would include without limitation any short sale or grant of any right (including without limitation any put or call option) with respect to any of the Undersigned’s Shares or with respect to any security that includes, relates to, or derives any significant part of its value from such Shares.
     If:
     (1) during the period that begins on the date that is 15 calendar days plus 3 business days before the last day of the Restricted Period and ends on the last day of the Restricted Period, the Company issues an earnings release or material news or a material event relating to the Company occurs; or
     (2) prior to the expiration of the Restricted Period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the Restricted Period, the restrictions set forth herein shall continue to apply until the expiration of the date that is 15 calendar days plus 3 business days after the date on which the earnings release is issued or the material news or material event relating to the Company occurs.
     Notwithstanding the foregoing, the undersigned may transfer the Undersigned’s Shares (i) as a bona fide gift or gifts in private transactions, by will or by intestacy, provided that the donee or donees thereof agree to be bound in writing by the restrictions set forth herein, (ii) to any trust, family partnership or limited liability company for the direct or indirect benefit of the undersigned and/or the immediate family of the undersigned, in the case of a trust, or all of the partners or members of which are either the undersigned and/or the immediate family of the undersigned, in the case of a family partnership or limited liability company; provided, however, that in any such case, such entity agrees to be bound in writing by the restrictions set forth herein, and provided further that there shall be no further transfer of such Shares of the Company or transfer of the capital stock of or transfer of or change in the ownership interest in such trust, family partnership or limited liability company, except in accordance with this Lock-Up Agreement, and provided further that any such transfer shall not involve a disposition for value, (iii) upon the death of the undersigned to his or her executors, administrators, testamentary trustees, legatees or beneficiaries, (iv) to the Underwriters pursuant to the Underwriting Agreement, (v) in transactions relating to shares of Common Stock or other securities acquired in open market transactions after the completion of the Initial Public Offering, or (vi) with the prior written consent of Stephens Inc. (which consent may be withheld in its sole discretion), provided that Stephens Inc., for the benefit of each of the other Representatives, agrees not to provide such consent without providing notice to each Representative to permit compliance with applicable provisions of NASD Conduct Rule 2711(f) restricting publication and distribution of research and public appearances by research analysts before and after the expiration, waiver or termination of a lock-up agreement and agrees only to provide consent in circumstances that will permit such compliance by the Representatives. Notwithstanding the foregoing, the undersigned may exercise any stock options of the undersigned to purchase Shares, subject to any applicable provisions of the Home BancShares, Inc. Stock Option Plan, as amended, provided that the Shares acquired upon exercise of such options shall remain subject to the restrictions set forth herein. For purposes of this paragraph, “immediate family” shall mean the undersigned and the spouse, any lineal descendant, father, mother, brother or sister of the undersigned.

     In addition, notwithstanding the foregoing, if the undersigned is a corporation, partnership, limited liability company or other form of business entity, the undersigned may transfer the Undersigned’s Shares of the Company to any wholly-owned subsidiary, partner or member of the undersigned; provided, however, that in any such case, it shall be a condition to the transfer that the transferee execute an agreement stating that the transferee is receiving and holding such Shares subject to the provisions of this Lock-Up Agreement and there shall be no further transfer of such Shares of the Company or transfer of the capital stock of or transfer of or ownership interest in such subsidiary, partner, member or affiliate of the undersigned, except in accordance with this Lock-Up Agreement, and provided further that any such transfer shall not involve a disposition for value.
     The undersigned now has, and, except as contemplated by clauses (i)-(vi) above, for the duration of this Lock-Up Agreement will have, good and marketable title to the Undersigned’s Shares, free and clear of all liens, encumbrances, and claims whatsoever. The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the Undersigned’s Shares except in compliance with the foregoing restrictions.
     This Lock-Up Letter Agreement shall be terminated and the undersigned shall be released from the undersigned’s obligations hereunder (i) upon the date either Stephens Inc., on the one hand, or the Company, on the other hand, advises the other in writing, prior to the execution of the Underwriting Agreement, that it has determined not to proceed with the Initial Public Offering, (ii) upon the date the Registration Statement is withdrawn or (iii) upon the date the Underwriting Agreement is terminated, for any reason, prior to the Closing Time (as defined in the Underwriting Agreement).
     The undersigned understands that the Company and the Underwriters are relying upon this Lock-Up Agreement in proceeding toward consummation of the Initial Public Offering. The undersigned understands that whether or not the Initial Public Offering actually occurs depends on a number of factors, including stock market conditions. The Initial Public Offering will only be made pursuant to a Underwriting Agreement, the terms of which are subject to negotiation among the Company and the Underwriters.
     The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into the agreements set forth herein, and that, upon request, the undersigned will execute any additional documents necessary or desirable in connection with the enforcement hereof. The undersigned understands that this Lock-Up Agreement is irrevocable and shall be binding upon the undersigned’s heirs, legal representatives, successors and assigns.

Very truly yours,

Name: Title: